 For Release
 October 28, 2010
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Third Quarter 2010 Results
Gross Margin Expands to Record Level
Revenues up 11% Sequentially and 18% Year over Year

Third Quarter 2010 Highlights:
-	Consolidated Revenues grew 18.4% over Q309 and 11.2% over the second quarter of 2010.
-	Consolidated Gross Margin was a record 35.4%.
-	Adjusted EBITDA of $11.6 million was 10% of revenue, up 33% over Q309 and 62% sequentially.
-	Diluted EPS was $0.09 compared to $0.04 in Q309 and $0.03 in Q210.

Other Highlights
-
Recently, the Company entered into a non-binding commitment letter to replace its current credit facility. Upon the closing of the facility, the Company’s interest rate will be reduced by approximately 350 basis points.

-	On October 25th, the Board of Directors approved a $20 million stock repurchase plan.

CALABASAS, Calif., October 28, 2010 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended September 30, 2010.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. stated, “Our focus on Math and Science skills, along with favorable secular trends for the staffing industry, permitted us to grow our revenues despite continued job losses in the US labor markets. The Adjusted EBITDA margin that we reported today is a direct result of our focus, over the last two years, on our gross margin, the quality of our internal employees and contribution from our newer lines of business.  Although healthcare staffing is currently a drag on reported revenue performance, we fully believe that this portion of our business will provide us significant growth in the future.

On October 8th we signed a non-binding Commitment Letter with Bank of America and Wells Fargo Bank.  The Term Sheet provides for Bank of America and Wells Fargo to jointly lead the placement of a $125 million Term Loan and Revolving Credit Facility. The new facility will replace our existing facility and should reduce our interest rate by approximately 350 basis points.”

Dameris concluded, “Going forward, we are confident in our positioning in the staffing industry and our future growth opportunities.  Our intent to repurchase our own stock should be viewed as a reflection of our belief in the value of our businesses, and our new credit facility should provide us with the financial flexibility to undertake not only this activity but also our pursuit of attractive acquisitions.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our third quarter consolidated gross margin was a record 35.4%. Gross margin for each segment except Vista expanded over those in the second quarter of 2010.

Our SG&A expenses were up from the second quarter, due in part to higher commission expense related to the sequential quarterly increase in revenues, the acquisition of Sharpstream and Cambridge and an increase in equity-based compensation. Capital expenditures were $1.4 million, amortization of intangibles was $0.5 million, depreciation was $1.5 million and stock-based compensation expense was $2.1 million.”

Third Quarter 2010 Results

For the third quarter of 2010, consolidated revenues were $116.1 million, up 11.2% and 18.4% on a sequential quarter and year over year basis, respectively. The Company had net income of $3.2 million compared with $0.9 million in the second quarter of 2010 and net income of $1.5 million in the third quarter of 2009. Life Sciences segment revenues were $30.1 million, up 17.8% from the second quarter of 2010 and 33.1% from the third quarter of 2009. Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $19.9 million, up 2.9% from the second quarter of 2010 but down 5.5% from the third quarter of 2009.  Nurse Travel revenues were $9.7 million, which included $2.2 million of revenue generated from supporting a customer that experienced labor disruption during the quarter, compared with $9.5 million in the second quarter of 2010 and $10.7 million in the third quarter of 2009. Allied Healthcare revenues were $10.2 million, up 4.1% from the second quarter of 2010 and down 1.3% from the third quarter of 2009. Physician segment revenues were $18.8 million, up 2.0% from the second quarter of 2010 and down 16.8% from the third quarter of 2009. The IT and Engineering segment revenues were $47.4 million, up 15.0% from the second quarter of 2010 and 48.9% from the third quarter of 2009.

Fourth Quarter 2010 Financial Estimates

The Company’s financial estimates for the quarter ending December 31, 2010 are as follows:

•	Revenues of $114 to $118 million
•	Gross Margin of approximately 34.5%
•
SG&A of approximately $34.0 million, including depreciation of approximately $1.5 million, amortization of approximately $0.5 million and approximately $2.0 million in equity-based compensation expense

•	Adjusted EBITDA of $9.5 to $11.0 million
•	Net income of $2.1 to $2.9 million
•	Earnings per diluted share of $0.06 to $0.08

The estimates above assume no deterioration in the staffing markets which On Assignment serves, low 40% year over year revenue growth in IT and Engineering, high 20% year over year revenue growth in Life Sciences and year over year revenue declines in the low teens in Healthcare and mid teens in Physician Staffing. The estimates do include $0.7 million in revenue related to labor disruption at a customer of Nurse Travel and do not include any adjustment in interest expense for the closing of a new loan facility.

On Assignment will hold its quarterly conference call to discuss its third quarter 2010 financial results this afternoon, Thursday, October 28, 2010 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference code is 16358730. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday, October 28, 2010 through Friday, November 5, 2010 by dialing (800) 642-1687 or (706) 645-9291 with the access code 16358730.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 72 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2010.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and our 10-Qs for the quarter ended March 31, 2010 and June 30, 2010, as filed with the SEC on May 10, 2010 and August 9, 2010, respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010	September 30, 2010	September 30, 2009

Revenues	$116,141	$98,053	$104,459	$316,913	$316,689
Cost of Services	75,038	65,280	69,163	209,691	213,535
Gross Profit	41,103	32,773	35,296	107,222	103,154
Selling, General and Administrative Expenses	33,661	28,451	31,964	95,456	91,565
Operating Income	7,442	4,322	3,332	11,766	11,589
Interest Expense	(1,601)	(1,777)	(1,607)	(4,768)	(4,923)
Interest Income	7	34	32	71	137
Income before Income Taxes	5,848	2,579	1,757	7,069	6,803
Income Tax Provision	2,685	1,125	817	3,268	3,131
Net Income	$3,163	$1,454	$940	$3,801	$3,672
Earnings Per Share:
Basic	$0.09	$0.04	$0.03	$0.10	$0.10
Diluted	$0.09	$0.04	$0.03	$0.10	$0.10
Number of Shares and Share equivalents used to calculate earnings per share:
Basic	36,506	36,068	36,427	36,432	35,978

Diluted	36,974	36,578	37,150	37,020	36,416

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010	September 30, 2010	September 30, 2009
Revenues:
Life Sciences	$30,060	$22,590	$25,511	$78,621	$70,715

Healthcare Staffing	19,863	21,019	19,300	57,739	75,782

Physician Staffing	18,789	22,594	18,417	56,077	67,658

IT and Engineering	47,429	31,850	41,231	124,476	102,534
Consolidated Revenues	$116,141	$98,053	$104,459	$316,913	$316,689

Gross Profit:
Life Sciences	$11,194	$7,599	$8,115	$26,603	$22,945

Healthcare Staffing	6,849	6,279	5,752	17,570	21,202

Physician Staffing	5,601	7,536	6,280	17,870	21,662

IT and Engineering	17,459	11,359	15,149	45,179	37,345
Consolidated Gross Profit	$41,103	$32,773	$35,296	$107,222	$103,154

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010	September 30, 2010	September 30, 2009
Cash provided by Operations	$5,929	$9,167	$8,061	$20,402	$40,569
Capital Expenditures	1,358	1,145	1,516	4,194	3,730

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	September 30, 2010	September 30, 2009	June 30, 2010
Cash and Cash Equivalents	$30,278	$35,068	$30,483
Accounts Receivable, net	60,546	49,386	52,237
Intangible Assets, net	240,056	229,654	234,405
Total Assets	362,537	350,128	351,194
Current Portion of Long-Term Debt	–	–	–
Current Liabilities	40,755	38,769	35,827
Long-Term Debt	77,913	82,913	77,913
Other Long-Term Liabilities	10,359	2,872	9,552
Stockholders’ Equity	233,510	225,574	227,902

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2010		September 30, 2009		June 30, 2010
Net Income	$3,163	$0.09	$1,454	$0.04	$940	$0.03
Interest Expense, net	1,594	0.05	1,743	0.05	1,575	0.04
Income Tax Provision	2,685	0.07	1,125	0.03	817	0.02
Depreciation	1,501	0.04	1,377	0.04	1,477	0.04
Amortization of Intangibles	522	0.01	1,495	0.04	448	0.01
EBITDA	9,465	0.26	7,194	0.20	5,257	0.14
Equity-based Compensation	2,099	0.05	1,514	0.04	1,885	0.05
Adjusted EBITDA	$11,564	$0.31	$8,708	$0.24	$7,142	$0.19

Weighted Average Common and Common Equivalent Shares Outstanding	36,974		36,578		37,150

	Nine Months Ended
	September 30, 2010		September 30, 2009
Net Income	$3,801	$0.10	$3,672	$0.10
Interest Expense, net	4,697	0.13	4,786	0.13
Income Tax Provision	3,268	0.09	3,131	0.08
Depreciation	4,403	0.12	4,349	0.12
Amortization of Intangibles	1,595	0.04	4,571	0.13
EBITDA	17,764	0.48	20,509	0.56
Equity-based Compensation	5,318	0.14	3,721	0.11
Adjusted EBITDA	$23,082	$0.62	$24,230	$0.67

Weighted Average Common and Common Equivalent Shares Outstanding	37,020		36,416

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	December 31, 2010
Net Income	$2,100	$2,900
Interest Expense	1,600	1,600
Income Tax Provision	1,800	2,500
Depreciation and Amortization	2,000	2,000
EBITDA	7,500	9,000
Equity-based Compensation	2,000	2,000
Adjusted EBITDA	$9,500	$11,000

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q3 2010	$30,060	$10,157	$9,706	$19,863	$18,789	$47,429	$116,141
Q2 2010	$25,511	$9,761	$9,539	$19,300	$18,417	$41,231	$104,459
% Sequential Change	17.8%	4.1%	1.8%	2.9%	2.0%	15.0%	11.2%
Q3 2009	$22,590	$10,287	$10,732	$21,019	$22,594	$31,850	$98,053
% Year-over-Year Change	33.1%	(1.3%)	(9.6%)	(5.5%)	(16.8%)	48.9%	18.4%

Gross Margins:
Q3 2010	37.2%	34.2%	34.8%	34.5%	29.8%	36.8%	35.4%
Q2 2010	31.8%	33.0%	26.5%	29.8%	34.1%	36.7%	33.8%
Q3 2009	33.6%	34.5%	25.4%	29.9%	33.4%	35.7%	33.4%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	September 30, 2010		June 30, 2010
Percentage of Revenues:
Top Ten Clients	6.6%		7.6%
Direct Hire/Conversion	4.1%		2.6%

Bill Rate:
% Sequential Change	0.9%		1.2%
% Year-over-Year Change	0.1%		(4.1%	)

Bill/Pay Spread:
% Sequential Change	0.9%		0.1%
% Year-over-Year Change	(2.1%	)	(6.9%	)

Average Headcount:
Contract Professionals (CP)	3,704		3,453
Staffing Consultants (SC)	678		619

Productivity:
Gross Profit per SC	$61,000		$57,000